Exhibit 3.2

DEL MONTE FOODS COMPANY

BYLAWS

July 1, 2004

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Del Monte Foods Company, a Delaware corporation (the “Company”), shall be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

SECTION 2. Other Offices. The Company may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. Each annual meeting of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such a time, date and place as the Board of Directors may determine by resolution. At each annual meeting, the stockholders entitled to vote shall elect directors by a plurality vote, and stockholders may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. Special Meetings. Except as provided in the Amended and Restated Certificate of Incorporation, special meetings of the stockholders may be called only on the order of the Chairman of the Board or the Board of Directors and shall be held at such date and time as may be specified in the notice. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified in the notice.

SECTION 3. Place. All meetings of stockholders shall be held at the principal office of the Company, One Market, San Francisco, California or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to the guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

SECTION 4. Notice of Meetings. Notice of each meeting of the stockholders shall be given by the Company either personally or by mail or other lawful means to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. The notice shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the books of the Company. Without limiting the foregoing, any notice to stockholders given by the Company pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

Other business may be transacted at the annual meeting (but not at any special meeting), only if the Secretary of the Company has received from the sponsoring stockholder (a) not less than ninety nor more than one hundred twenty days before the date designated for the annual meeting or, if such date has not been designated at least one hundred five days in advance, then not more than fifteen days after such designation, a written notice setting forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder’s notice, and (iv) any material interest of the stockholder in such proposal, and (b) not more than ten days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. For purposes of this Section 4, the date designated for the annual meeting for any year shall be date established by the Company for such meeting and disclosed in a Schedule 14A, Form 8-K or periodic report filed by the Company with the U.S. Securities and Exchange Commission (each an “SEC Filing”), or if the Company has not yet established and disclosed a date for such annual meeting, the date on which the Company expects to hold such annual meeting, as disclosed by the Company in an SEC filing.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 4 of Article II. The officer of the Company or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any business so determined to be not properly brought before the meeting shall not be transacted.

Candidates for election to the Board of Directors of the Company (other than nominees proposed by the Board of Directors) may be nominated at the annual meeting (but not at any special meeting), only if the Secretary of the Company has received from the nominating stockholder (a) not less than ninety nor more than one hundred twenty days before the date designated for the annual meeting or, if such date has not been designated at least one hundred five days in advance, then not more than fifteen days after such designation, a written notice setting forth (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if such Regulation 14A were applicable (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder’s notice, and (b) not more than ten days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require.

Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director except in accordance with the provisions of this Section 4 of Article II. The officer of the Company or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 4 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any such defective nomination shall be disregarded.

SECTION 5. Quorum. Except as otherwise required by law, by the Amended and Restated Certificate of Incorporation of the Company or by these Bylaws, the presence, in person or by proxy, of stockholders holding shares of capital stock constituting a majority in voting power of capital stock of the Company issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the chairman of the meeting or holders of a majority in voting power of the outstanding stock present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communication, if any, by which stockholders may be deemed present in person at such adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 6. Voting. Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and these Bylaws may vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Any such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. If a quorum is present, the affirmative vote of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon at a meeting of the stockholders shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, the Amended and Restated Certificate of Incorporation of the Company or these Bylaws.

The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7. Organization. At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, or, in the absence of any thereof, a chairman chosen by the stockholders, shall act as chairman of the meeting, and the Secretary, or in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary.

SECTION 8. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 9. Inspectors of Election. The Company may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

SECTION 1. Number. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the number of directors of the Company shall be fixed from time to time by resolution adopted by affirmative vote of a majority of such directors then in office.

SECTION 2. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

SECTION 3. Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Secretary on the written request of a majority of the directors then in office, on at least twenty-four hours’ notice to each director (except that notice to any director may be waived in writing or by electronic transmission by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Amended and Restated Certificate of Incorporation of the Company or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 4. Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice need be given other than by announcement of the time, place, if any, thereof and the means of remote communication, if any, by which the Directors may be deemed present in person or at such adjourned meeting. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law, the Amended and Restated Certificate of Incorporation of the Company or these Bylaws shall require the vote of a greater number.

SECTION 5. Compensation. The directors shall receive such compensation for their services as may be prescribed by the Board of Directors. Expenses for attendance at meetings of the Board of Directors and committees of the Board of Directors may be reimbursed for all members of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 6. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing in accordance with applicable law. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV

OFFICERS

SECTION 1. Election; Qualifications. As soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a Chairman of the Board, one or more Vice Chairmen, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including assistant officers, as the Board of Directors may from time to time deem advisable. No officer need be a director of the Company. Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2. Term of Office; Vacancies. All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Each officer shall hold office for such term, and until his or her successor has been elected or appointed and qualified unless he or she shall earlier resign, die, or be removed. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

SECTION 3. Removal; Resignation. Any officer may be removed by the Board of Directors with or without cause. Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Company.

SECTION 4. Powers and Duties of Officers. Officers of the Company shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to the respective offices as well as such powers and duties as may be set forth in these Bylaws or may from time to time be specifically conferred or imposed by the Board of Directors.

SECTION 5. Shares of Other Corporations. Whenever the Company is the holder of shares of any other corporation, any right or power of the Company as such stockholder (including the attendance, acting and voting at stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Company by the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, Secretary or such other person as the Board of Directors may authorize from time to time.

SECTION 6. Delegation. In the event of the absence of any officer of the Company or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE V

TRANSFER RESTRICTIONS

Any direct or indirect sale, transfer, assignment, pledge, hypothecation or other encumbrance or disposition (a “Transfer”) of legal or beneficial ownership of any stock heretofore or hereafter issued and sold by the Company pursuant to Rule 144A or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), may be made only (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to a transaction that is exempt from, or not subject to, the registration requirements of the Securities Act. Neither the Company nor any employee or agent of the Company shall record any Transfer prohibited by the preceding sentence, and the purported transferee of such a prohibited Transfer (the “Purported Transferee”) shall not be recognized as a securityholder of the Company for any purpose whatsoever in respect of the security or securities that are the subject of the prohibited Transfer. The Purported Transferee shall not be entitled, with respect to such securities, to any rights of a securityholder of the Company, including without limitation, in the case of securities that are Common Stock, the right to vote such Common Stock or to receive dividends or distributions in respect thereof, if any. All certificates representing securities subject to the transfer restrictions set forth in this Article V shall bear a legend to the effect that the securities represented by such certificates are subject to such restrictions, unless and until the Company determines in its sole discretion that such legend may be removed consistent with applicable law.

ARTICLE VI

MISCELLANEOUS

SECTION 1. Certificates of Stock. A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Company. Certificates of stock of the Company shall be of such form and device as the Board of Directors may from time to time determine.

SECTION 2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Company, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Company a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Company against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. Transfer of Shares. The shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. Stockholders Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Company as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Company available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Company.

SECTION 6. Seal. The corporate seal of the Company shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 7. Fiscal Year. The fiscal year of the Company shall end on June 30 of each year unless otherwise determined by resolution of the Board of Directors.

SECTION 8. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, or agent or agents, of the Company, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. Notice and Waiver of Notice. Whenever any notice is required to be given under these Bylaws, personal notice is not required (except in the case of notices pursuant to Article III, Section 3), and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Company, and such notice shall be deemed to have been given on the day of such mailing. Notwithstanding the foregoing, notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Amended and Restated Certificate of Incorporation of the Company or of these Bylaws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated thereon, shall be deemed equivalent to such required notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Company is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Company by a majority vote at any regular or special meeting of the Board of Directors or by unanimous consent in lieu of a meeting.